                                                                    EXHIBIT 10.3


                                                                     [Execution]

                  AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

         This AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this "Amendment No. 2"), dated as of June 1, 2003, is entered into by and among WPS Receivables Corporation, a Delaware corporation ("Borrower"), WestPoint Stevens Inc., a Delaware corporation, as initial servicer (in such capacity, "Servicer") the parties to the Loan Agreement (as hereinafter defined) as lenders (individually, each a "Lender" and collectively, "Lenders"), Congress Financial Corporation (Southern), a Georgia corporation, in its capacity as agent for Lenders (in such capacity, "Agent"), The CIT Group/Commercial Services, Inc., a New York corporation, in its capacity as co-agent for Lenders (in such capacity, "Co-Agent").

                                   WITNESSETH:

         WHEREAS, Agent and Lenders have entered into financing arrangements with Borrower pursuant to which, prior to the Petition Date (as hereinafter defined), Lenders (or Agent on behalf of Lenders) have made loans and advances to Borrower as set forth in the Loan and Security Agreement, dated March 28, 2003, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of April 15, 2003, by and among Borrower, Servicer, Agent, Co-Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including this Amendment No. 2 (all of the foregoing, including the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

         WHEREAS, Borrower has entered into arrangements with WestPoint Stevens Inc. (in its individual capacity, "WestPoint") pursuant to which, prior to the Petition Date, WestPoint has sold to Borrower, and Borrower has purchased from WestPoint, all Receivables (as hereinafter defined) and Related Assets of WestPoint as set forth in the Second Amended and Restated Receivables Purchase Agreement, dated March 28, 2003, between WestPoint and Borrower (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Receivables Purchase Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including this Amendment No. 2 (all of the foregoing, including the Receivables Purchase Agreement and the Financing Agreements, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Transaction Documents");

         WHEREAS, on June 1, 2003, WestPoint commenced the Chapter 11 Case (as hereinafter defined) in the Bankruptcy Court (as hereinafter defined) and WestPoint has retained possession of its assets and is authorized under the Bankruptcy Code to continue the management and operation of its business as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

         WHEREAS, as a result of the commencement of the Chapter 11 Case, certain Events of Default have occurred under the terms of the Transaction Documents, WestPoint is to cease acting as Servicer (except as Agent may otherwise agree) and WestPoint is to cease selling Receivables to Borrower, and Borrower is to cease purchasing Receivables from WestPoint, effective as of the Petition Date;

         WHEREAS, effective as of the Petition Date, Agent, Lenders, Borrower and WestPoint desire and intend to terminate the sale of all of the Receivables by WestPoint to Borrower pursuant to the Receivables Purchase Agreement and to terminate the making of Loans by Lenders (or Agent on behalf of Lenders) to Borrower, but notwithstanding the commencement of the Chapter 11 Case otherwise desire and intend to have WestPoint continue in its capacity as Servicer with respect to the Pre-Petition Receivables and Related Assets and to continue to fulfill its obligations and duties in its capacity as Servicer and Seller under the applicable Transaction Documents subject to the terms and conditions set forth herein; and

         WHEREAS, Agent, Lenders, Borrower and WestPoint desire to set forth certain amendments to the Loan Agreement and the Receivables Purchase Agreement in connection with the foregoing;

         NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Definitions.

                  1.1 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Transaction Documents shall be deemed and are hereby amended to include, in addition and not in limitation, each of the following definitions:

                           (a)      "Amendment No. 2" shall mean this Amendment
No. 2 to Loan and Security Agreement by and among Borrower, Servicer, WestPoint, Agent, Co-Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                           (b)      "Bankruptcy Code" shall mean the United
States Bankruptcy Code, being Title 11 of the United States Code as enacted in 1978, as the same has heretofore been or may hereafter be amended, recodified, modified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

                           (c)      "Bankruptcy Court" shall mean the United
States Bankruptcy Court for the Southern District of New York or the United States District Court for the Southern District of New York or any other court having jurisdiction over the Chapter 11 Case from time to time.

                           (d)      "Chapter 11 Case" shall mean the Chapter 11
case of WestPoint referred to as In
re WestPoint Stevens Inc., Case No. 03-13532, which is being administered under the Bankruptcy Code, and is pending in the Bankruptcy Court.

                           (e)      "DIP Agent" shall mean Bank of America,
N.A., in its capacity as administrative and collateral agent on behalf of DIP Lenders pursuant to the terms of the DIP Loan Agreement and any replacement or successor agent thereunder.

                           (f)      "DIP Lenders" shall mean, collectively, the
financial institutions who are signatories to the DIP Loan Agreement as Lenders and the other persons from time to time made a party thereto as a Lender in accordance with the provisions thereof, and their respective successors and assigns; each sometimes being referred to herein individually as a "DIP Lender".

                           (g)      "DIP Loan Agreement" shall mean the
Post-Petition Credit Agreement, dated June ___, 2003, by and among West Point, as borrower, certain subsidiaries of WestPoint, DIP Agent and DIP Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                           (h)      "Existing Defaults" shall have the meaning
set forth in Section 2.3 hereof.

                           (i)      "Financing Order" shall mean any order of
the Bankruptcy Court authorizing the granting of credit by DIP Agent and DIP Lenders to WestPoint on an emergency, interim or permanent basis pursuant to
Section 364 of the Bankruptcy Code as may be issued or entered by the Bankruptcy Court in the Chapter 11 Case, including any Interim Financing Order and Permanent Financing Order.

                           (j)      "Interim Financing Order" shall mean a
Financing Order that is effective and continuing by its terms for thirty (30) days or less, unless (i) extended by an appropriate order of the Bankruptcy Court and (ii) Agent shall have consented to any such extension.

                           (k)      "Permanent Financing Order" shall mean any
Financing Order other than an Interim Financing Order.

                           (1)      "Petition Date" shall mean the date of the
commencement of the Chapter 11 Case.

                           (m)      "Post-Petition Receivables" shall mean all
Receivables arising on and after the Petition Date.

                           (n)      "Pre-Petition Receivables" shall mean all
Receivables arising prior to the Petition Date.

                           (o)      "Returned Inventory" shall mean all
inventory or goods (including returned, repossessed or reclaimed inventory or goods) the sale of which gave rise to any Receivable or otherwise representing or evidencing any Receivable or other Collateral.

                           (p)      "Returned Inventory Purchase Price" shall
mean, as to any Returned Inventory, the amount equal to the amount of the Receivables and Related Assets related to such Returned Inventory which is sold by Borrower to WestPoint as provided for in Section 4.1 hereof.

                  1.2      Amendments to Definitions in Transaction Documents.

                           (a)      All references to the term "WestPoint" in
the Transaction Documents shall be deemed and each such reference is hereby amended to mean WestPoint Stevens Inc., a Delaware corporation, as a Debtor and Debtor-in-Possession, and its successors and assigns (including, without limitation, any trustee or other fiduciary hereafter appointed as its legal representative or with respect to the property of the estate of any such party, whether under Chapter 11 of the Bankruptcy Code or any subsequent Chapter 7 case and its successor upon conclusion of the Chapter 11 Case of such corporation).

                           (b)      All references to the term "Loan Agreement"
in the Transaction Documents shall be deemed and each such reference is hereby amended to mean, the Loan Agreement, as amended and supplemented by this Amendment No. 2 and as ratified, assumed and adopted by Servicer and WestPoint pursuant to the terms of this Amendment No. 2 and the Interim Financing Order, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                           (c)      All references to the term "Receivables
Purchase Agreement" in the Transaction Documents shall be deemed and each such reference is hereby amended to mean the Receivables Purchase Agreement, as amended and supplemented by this Amendment No. 2 and as ratified, assumed and adopted by Servicer and WestPoint pursuant to the terms of this Amendment No. 2 and the Interim Financing Order, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  1.3 Interpretation. For purposes of this Amendment No. 2, unless otherwise defined or amended herein, including, but not limited to, those terms used and/or defined in the recitals hereto, all terms used herein shall have the respective meanings assigned to such terms in the Loan Agreement or the Receivables Purchase Agreement.

         2.       Acknowledgment

                  2.1 Acknowledgment of Obligations. Borrower and WestPoint each hereby acknowledges, confirms and agrees that Borrower is indebted to Agent and Lenders for the Obligations, as of the Petition Date, in the principal amount of not less than $129,224,964.09 in the aggregate, all of which Obligations are unconditionally owing by Borrower to Agent and Lenders, together with interest accrued and accruing thereon, in each case together with costs, expenses, fees (including, without limitation, attorneys' fees and legal expenses) and all other charges now or hereafter owed by Borrower to Agent and Lenders, all of which are unconditionally owing by Borrower to Agent and Lenders, without offset, defense or counterclaim of any kind, nature and description whatsoever.

                  2.2 Acknowledgment of Transfer. Security Interests and Liens. Each Transaction Party hereby acknowledges, confirms and agrees that:

                           (a)      Agent, for itself and the benefit of
Lenders, has and shall continue to have valid, enforceable and perfected liens upon and security interests in the assets and properties of Borrower heretofore granted to Agent, for itself and the benefit of Lenders, pursuant to the Financing Agreements or otherwise granted to or held by Agent, for itself and the benefit of Lenders.

                           (b)      The sale by WestPoint to Borrower of all of
the Pre-Petition Receivables and Related Assets constitutes a valid sale, transfer, and assignment of all of WestPoint's right, title and interest in, to and under the Pre-Petition Receivables and the Related Assets of WestPoint to Borrower which is perfected and of first priority under the UCC and otherwise, enforceable against creditors of, and purchasers from, WestPoint, and each Pre-Petition Receivable and Related Asset of WestPoint has been duly and validly transferred and assigned by WestPoint to Borrower and such Pre-Petition Receivables and Related Assets are owned by Borrower.

                           (c)      All of Borrower's rights, remedies, powers
and privileges and all claims of Borrower against WestPoint, under or with respect to the Receivables Purchase Agreement and the other Transaction Documents (whether arising pursuant to the terms of the Receivables Purchase Agreement or otherwise available at law or in equity) have been transferred, assigned and conveyed to Agent by Borrower (provided, that Agent shall have no obligation or liability to WestPoint as a result of such transfer, assignment and conveyance) and Agent and Lenders are otherwise third party beneficiaries of the rights of Borrower arising under the Receivables Purchase Agreement and under the other Transaction Documents to which WestPoint is a party is otherwise a party.

                  2.3 Acknowledgment of Events of Default. Each Transaction Party hereby acknowledges, confirms and agrees that as a result of the commencement of the Chapter 11 Case, Events of Default have occurred and are continuing under Sections 10.1(g), 10.1(h), 10.1(j), 10.1(r) and 10.1(s) of the Loan Agreement (collectively, the "Existing Defaults"), each of which entities Agent and Lenders to cease making Loans to Borrower and to otherwise exercise after the date hereof any of their other rights and remedies under the Transaction Documents, applicable law or otherwise. Agent and Lenders hereby specifically reserve all of the rights and remedies available to them under the Loan Agreement, the other Transaction Documents, applicable law or otherwise and may from time to time after the date hereof exercise any of such rights or remedies. Agent and Lenders have not waived, presently do not intend to waive and may never waive the Existing Defaults and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute any such waiver. Each Transaction Party hereby acknowledges and agrees that Agent and Lenders have the right to declare the Obligations to be immediately due and payable under the terms of the Transaction Documents. The specific identification of the Existing Defaults shall not be deemed to constitute a waiver of any other Events of Default which may now or hereafter exist under the Loan Agreement or any of the other Transaction Documents. An Event of Default may only be waived in writing duly executed by authorized representatives of Agent and Lenders. Any delay by Agent or Lenders in pursuing any of their respective rights and remedies as a result of any Event of Default should not be deemed a waiver of such Event of Default or of any of such rights or remedies, all of which shall remain in full force and effect and shall not be deemed to be waived, impaired, estopped, diminished or prejudiced in any manner. Each Transaction Party hereby waives any right to receive notification under the UCC or otherwise of any disposition of any Collateral by Agent or its designee and waives any right of redemption with respect to any Collateral.

                  2.4 Binding Effect of Documents. Each Transaction Party hereby acknowledges, confirms and agrees that: (a) each of the Transaction Documents to which it is a party has been duly executed and delivered to Agent and Lenders and is in full force and effect as of the date hereof, (b) the agreements and obligations of each Transaction Party contained in the Transaction Documents constitute the legal, valid and binding obligations of such Transaction Party enforceable against it in accordance with their respective terms, (c) no Transaction Party has any valid defense, offset or counterclaim to the enforcement of such obligations, and (d) Agent and Lenders are and shall be entitled to all of the rights, remedies and benefits provided for in the Transaction Documents and any Financing Order.


         3.       Adoption and Ratification

                  3.1 General. WestPoint, in its capacity as Seller and Servicer, hereby ratifies, restates, affirms and confirms all of the terms and conditions of the Transaction Documents to which it is a party, as amended and supplemented pursuant to this Amendment No. 2 and any Financing Order, and WestPoint agrees to be fully bound, as a Debtor and Debtor-in-Possession, by the terms of the Transaction Documents, as amended hereby, to which WestPoint is a party, whether in its capacity as Servicer, Seller or otherwise. All of the Transaction Documents are hereby incorporated herein by reference as amended hereby, and hereby are and shall be deemed adopted and assumed in full by WestPoint, as Debtor and Debtor-in-Possession.

                  3.2 Servicer. Without limiting the generality of the foregoing, effective as of the Petition Date, WestPoint hereby assumes and adopts, and agrees to continue to perform, all obligations, duties and liabilities of the Servicer under the Transaction Documents as to the Pre-Petition Receivables and Related Assets and shall continue as Servicer unless and until Agent may at any time after the date hereof give to WestPoint a Servicer Successor Notice or other written notice providing for the termination of WestPoint's authorization to act as Servicer under the Loan Agreement. Notwithstanding anything to the contrary herein or in any of the Transaction Documents, Agent may at any time after the date hereof exercise its right to give WestPoint a Servicer Successor Notice and may otherwise exercise any of its other rights or remedies with respect to the scope and nature of the actions of Servicer or the Collateral that Agent may have after a Default or Event of Default under any of the Transaction Documents.

                  3.3 Seller. Without limiting the generality of the foregoing, effective as of the Petition Date, WestPoint hereby assumes and adopts, and agrees to continue to perform, all obligations, duties and liabilities of the Seller under the Transaction Documents as to the Pre-Petition Receivables and Related Assets.

         4.       Termination of Sales and Commitments.

                  4.1 Termination of Sales of Receivables. The parties hereto hereby confirm and agree that effective as of the Petition Date, no further sales of Receivables or Related Assets shall be made by WestPoint, as Seller, to Borrower, except that to the extent of Returned Inventory, unless and until Agent shall direct otherwise at any time after the date hereof, either (a) WestPoint may purchase Returned Inventory from Borrower free and clear of the security interest of Agent, and Borrower shall sell such Returned Inventory to WestPoint, subject to the payment of the Returned Inventory Purchase Price as provided herein, or (b) Borrower shall make such Returned Inventory available to Agent in accordance with the directions of Agent as provided in Section 10.2(d) of the Loan Agreement. With respect to any Returned Inventory sold by Borrower to WestPoint in any week, until all of the Obligations are indefeasibly paid and satisfied in full in immediately available funds, the Returned Inventory Purchase Price for such Returned Inventory shall be paid on the first Business Day of the immediately following week in immediately available funds by Federal Funds wire transfer (and without offset, deduction or counterclaim) directly to the Agent Payment Account. WestPoint and Borrower shall enter into such other or further agreements as Agent may require, in form and substance satisfactory to Agent, to evidence such transfer and assignment of the Post-Petition Receivables in consideration of the purchase for the Returned Inventory.

                  4.2 Termination of Loan Agreement and Commitments to Make Loans. The parties hereto hereby confirm and agree that the Commitments shall terminate as of the Petition Date, and that subject to the terms hereof, the Loan Agreement shall be deemed terminated as of the Petition Date. Effective as of the Petition Date, the Termination Date shall have been deemed to occur (subject to the terms hereof) and no Loans shall be made available to Borrower and Agent and Lenders shall have no obligation to make Loans to Borrower. Notwithstanding such termination, as set forth in the Loan Agreement, all of the respective duties, obligations and covenants of each Transaction Party under the Loan Agreement, the Receivables Purchase Agreement and the other Transactions Documents shall remain in effect and continue until all Obligations have been fully and indefeasibly discharged and paid in immediately available funds, and Agent's continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Transaction Documents and applicable law, shall remain in effect until all such Obligations have been fully and indefeasibly discharged and paid in immediately available funds. Nothing contained herein shall be deemed to affect the rights or duties of Agent or any Lender under the Loan Agreement or the other Transaction Documents which shall continue in all respects except as otherwise specifically provided herein.

         5.       Amendments to Loan Agreement

                  5.1 Interest. In accordance with the terms of Section 3.1 of the Loan Agreement, on and after the Petition Date, all of the outstanding Loans shall be converted to Prime Rate Loans and the Interest Rate shall be the rate payable on and after an Event of Default. All interest accruing under the Loan Agreement on and after the Petition Date shall be payable on demand.

                  5.2      Additional Financial Reporting Requirements. Section
9.11 of the Loan Agreement is hereby amended by adding a new Section 9.11(e) immediately after Section 9.11(d) as follows:

                       "(e) WestPoint shall promptly provide Agent with copies
              of all financial reports, schedules and other materials and information related to the Collateral at any time furnished by WestPoint, or on its behalf, to the Bankruptcy Court, or the United States Trustee or to any creditors' committee or WestPoint's shareholders, concurrently with the delivery thereof to the Bankruptcy Court, United States Trustee, creditors' committee or shareholders, as the case may be."

                  5.3 Transactions with Affiliates. Section 9.17(b) of the Loan Agreement is hereby amended by adding the following sentence to the end of such Section:

                       "Notwithstanding anything to the contrary contained
              herein, Borrower shall not, and shall not permit its Subsidiaries and Affiliates to, make any loans or provide other financial accommodations to, share proceeds of any Loans with, or pay any management fees to, any other person that is the subject of a petition for relief under the Bankruptcy Code."

                  5.4 Events of Default. Section 10.1 of the Loan Agreement is hereby amended as follows:

                           (a)      Section 10.1(a) of the Loan Agreement is
deleted in its entirety and replaced with the following:

                                    "(a)     Servicer or Borrower shall fail to
                  make any payment or deposit to be made by it hereunder when due in respect of the Obligations or shall fail to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Transaction Documents;"

                           (b)      Section 10.1 of the Loan Agreement is hereby
amended by deleting the word "or" at the end of Section 10.1(t), changing the period at the end of Section 10.1(t) to a semi-colon and adding new Sections 10.1(u) through 10.1(ee) immediately after 10.1(t) as follows:

                                    "(u)     the occurrence of any condition or
                  event that permits Agent or any Lender to exercise any of the remedies set forth in any Financing Order or that permits DIP Agent or any DIP Lender to exercise any of the remedies set forth in any Financing Order which affects in any manner the Collateral or the rights and remedies of Agent and Lenders under this Agreement or any of the other Transaction Documents;

                                    (v)      the termination or non-renewal of
                  the Transaction Documents as provided for in any Financing Order as the result of the objection of any third party being sustained;

                                    (w)      Originator suspends or discontinues
                  or is enjoined by any court or governmental agency from continuing to conduct all or any part or parts of its business, or a trustee, receiver or custodian is appointed for Originator or any of its properties;

                                    (x)      any event, condition, circumstance
                  or event shall exist or have occurred and be continuing after the date of the commencement of the Chapter 11 Case that has a Material Adverse Effect;

                                    (y)      entry by the Bankruptcy Court of an
                  order converting the Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code;

                                    (z)      entry by the Bankruptcy Court of an
                  order dismissing the Chapter 11 Case or any subsequent Chapter 7 case either voluntarily or involuntarily;

                                    (aa)     any Financing Order which affects
                  in any manner the Collateral or the rights and remedies of Agent and Lenders under this Agreement or any of the other Transaction Documents shall be modified, reversed, revoked, remanded, stayed, rescinded, vacated or amended on appeal or by the Bankruptcy Court without the prior written consent of Agent (and no such consent shall be implied from any other authorization or acquiescence by Agent);

                                    (bb)     the appointment of a trustee in the
                  Chapter 11 Case pursuant to Sections 1104(a)(l) or 1104(a)(2) of the Bankruptcy Code;

                                    (cc)     the appointment of an examiner in
                  the Chapter 11 Case with expanded powers pursuant to Section 1104(a) of the Bankruptcy Code; or

                                    (dd)     the filing of a plan of
                  reorganization by Originator that does not provide for payment in full of the Obligations on or before the effective date of such plan."

                  5.5 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver. Section 11.1(a) of the Loan Agreement is hereby amended by adding the following at the end thereof:

                           "except to the extent that the provisions of the
                  Bankruptcy Code are applicable and specifically conflict with the foregoing."

                  5.6 Notices. Section 14.3 of the Loan Agreement is hereby amended by adding that any notices, requests and demands also be sent to the following parties:

                  If to Borrower
                  with a copy to:   Weil Gotshal & Manges LLP
                                    767 Fifth Avenue
                                    New York, New York 10153

                                    Facsimile No. (212) 310-8007
                                    Attn: Marsha E. Simms, Esq.

                  If to Agent
                  with a copy to:   Otterbourg, Steindler, Houston & Rosen, P.C.
                                    230 Park Avenue
                                    New York, New York 10169
                                    Facsimile No. (212) 682-6104
                                    Attn: Jonathan N. Helfat, Esq.

         6. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore made in the Loan Agreement or otherwise and hereafter made by each Transaction Party to Agent and Lenders, each Transaction Party hereby represents, warrants and covenants with, to and in favor of Agent and Lenders the following (which shall survive the execution and delivery hereof):

                  6.1 Power and Authority. The execution, delivery and performance of this Amendment No. 2 and the transactions contemplated hereunder
(a) are all within each Transaction Party's corporate powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of each Transaction Party's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Transaction Party is a party or by which such Transaction Party or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of each Transaction Party. This Amendment No. 2 constitutes the legal, valid and binding obligations of each Transaction Party enforceable in accordance with their respective terms.

                  6.2 Interim Financing Order. The Interim Financing Order has been duly entered, is valid, subsisting and continuing and has not been vacated, modified, reversed on appeal, or vacated or modified by any order of the Bankruptcy Court other than as consented to by Agent and is not subject to any pending appeal or stay.

                  6.3 Permanent Financing Order. On or before the expiration of any Interim Financing Order, Borrower and WestPoint shall deliver, or cause to be delivered, to Agent a Permanent Financing Order, in form and substance acceptable to Agent, that shall have been entered by the Bankruptcy Court, containing terms and conditions acceptable to Agent.

                  6.4 WPS Finco Note. Borrower shall not make, or be required to make, on or after the date hereof any other or further payments in respect of the Indebtedness or other obligations evidenced by or arising under the WPS Finco Note unless and until all of the Obligations are indefeasibly paid and satisfied in full in immediately available funds.

         7. Conditions Precedent for Amendment. The amendments contained herein shall be effective as of the date hereof, but only upon the satisfaction of each of the following conditions precedent, in a manner satisfactory to
Agent:

                  7.1 Agent shall have received this Amendment No. 2 duly authorized, executed and delivered by Borrower, WestPoint and Lenders;

                  7.2 Agent shall have received, in form and substance satisfactory to Agent, the DIP Loan Agreement and all agreements, documents and instruments executed and/or delivered in connection therewith or related thereto, in each case duly authorized, executed and delivered by WestPoint and each of the other parties thereto, and Agent shall have promptly received any other information with respect thereto as Agent may reasonably request; and

                  7.3 WestPoint shall have complied in full with the notice and other requirements of the Bankruptcy Code and the applicable Bankruptcy Rules with respect to an Interim Financing Order in a manner acceptable to Agent and its counsel, and an Interim Financing Order, in form and substance acceptable to Agent, shall have been entered by the Bankruptcy Court, among other things, authorizing the post-petition financing under the DIP Loan Agreement and the terms of this Amendment No. 2 and containing such other terms or provisions as Agent and its counsel shall require.

         8. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Transaction Documents are intended or implied, and in all other respects the Transaction Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the Effective Date. To the extent of conflict between the terms of this Amendment No. 2 and the other Transaction Documents, the terms of this Amendment No. 2 shall control. The Loan Agreement and this Amendment No. 2 shall be read and construed as one agreement.

         9. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment No. 2.

         10. Governing Law. The validity, interpretation and enforcement of this Amendment No. 2 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Georgia but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Georgia.

         11. Binding Effect. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         12. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 2.

         13. Counterparts. This Amendment No. 2 may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment No. 2 by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment No. 2. Any party delivering an executed counterpart of this Amendment No. 2 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 2 but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 2.


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                                       12

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed on the day and year first written.


                                        WPS RECEIVABLES CORPORATION

                                        By: /s/ Nelson Griffith
                                            ---------------------------------

                                        Title: President


                                        WESTPOINT STEVENS, INC.,
                                        as initial Servicer

                                        By: /s/ Lester D. Sears
                                            ---------------------------------

                                        Title: Senior Vice President-Finance
                                               and Chief Financial Officer


AGREED:

CONGRESS FINANCIAL CORPORATION
(SOUTHERN), as Agent

By: /s/ Gary S. Silvers
    -----------------------------------

Title: Vice President